EXHIBIT 5.1

[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

January __, 2005

Luminent Mortgage Capital, Inc.
909 Montgomery Street
Suite 500
San Francisco, California 94133

Re:	Luminent Mortgage Capital, Inc., a Maryland corporation (the “Company”) – Registration Statement on Form S-3 (Registration No. 333-______) (the “Registration Statement”) pertaining to $500,000,000 maximum aggregate initial offering price of the Company’s (i) shares of common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”);
(iii) warrants to purchase shares of Common Stock or shares of Preferred Stock (the “Warrants”); and (iv) debt securities (the “Debt Securities”)

Ladies and Gentlemen:

     We have acted as Maryland corporate counsel to the Company in connection with the registration of the shares of Common Stock, the shares of Preferred Stock, the Warrants and the Debt Securities (each a “Security” and collectively, the “Securities”) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-   ), which was filed with the Securities and Exchange Commission (the “Commission”) on January    , 2005 (the “Registration Statement”). You have requested our opinion with respect to the matters set forth below.

     In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”), represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on April 25, 2003, Articles of Amendment and Restatement filed with the Department on June 5, 2003, Articles Supplementary filed with the Department on December 22, 2003 and Second Articles of Amendment and Restatement filed with the Department on August 9, 2004;

(ii)	the Bylaws of the Company, as adopted on April 25, 2003 (the “Original Bylaws”), the Amended and Restated Bylaws of the Company, as adopted on June 4, 2003 (the “Amended and Restated Bylaws”), and the Second Amended and Restated Bylaws of the Company, as adopted on October 24, 2003 (the “Second Amended and Restated Bylaws”, and together with Original Bylaws and the Amended and Restated Bylaws, the “Bylaws”);

(iii)	the Action by Written Consent of the Sole Member of the Board of Directors of the Company, dated as of April 25, 2003 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors of the Company, or a committee thereof, on , 2004 and , (collectively, the “Directors’ Resolutions”);

(v)	the Registration Statement, including all amendments thereto, and the related form of prospectus in substantially the form filed with the Commission under the Act;

Luminent Mortgage Capital, Inc.
January    , 2005

(vi)	a certificate of Gail P. Seneca, Ph.D., the Chairman of the Board and Chief Executive Officer of the Company, and Albert J. Gutierrez, the President of the Company, of even date herewith (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate;

(vii)	a status certificate of the Department, dated January , 2005, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(viii)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

     In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors, or a committee thereof, subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 1, 2, 3 and 4 below, will occur at duly called meetings at which a quorum of the incumbent directors, or members of the committee, as the case may be, of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, or members of the committee, as the case may be, all in accordance with the Charter and Bylaws of the Company and applicable law;

(e)	the number of shares of Preferred Stock and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock and the number of shares of Common Stock issuable upon the conversion or exchange of any Securities or the exercise of the Warrants offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted or exchanged into shares of Common Stock or shares of Preferred Stock, respectively, the date subsequent to the date hereof on which the Warrants are exercised and the date subsequent to the date hereof on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to the conversion or exchange of such Securities or the exercise of the Warrants;

(f)	none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement

Luminent Mortgage Capital, Inc.
January    , 2005

to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(g)	the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(h)	none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange of any such Securities or upon the exercise of the Warrants, will be issued in violation of the provisions of Article V of the Charter of the Company relating to restrictions on ownership and transfer of shares of stock of the Company; and

(i)	none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange of any such Securities will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL.

     Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	Upon: (a) due authorization by the Board of Directors, or a committee thereof, of the form, terms, execution and delivery of one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates; (b) designation and titling by the Board of Directors, or a committee thereof, of the Debt Securities, and whether such Debt Securities are to be senior Debt Securities or subordinated Debt Securities; (c) establishment by the Board of Directors, or a committee thereof, of the aggregate principal amount of any such Debt Securities and any limit on such aggregate principal amount; (d) establishment by the Board of Directors, or a committee thereof, of the terms, conditions and provisions of the Debt Securities; (e) due authorization by the Board of Directors, or a committee thereof, of such Debt Securities for issuance, execution and delivery at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors, or a committee thereof, of the issuance of any shares of Preferred Stock and/or any shares of Common Stock issuable upon conversion of the Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 below at a minimum price or value of consideration to be set by the Board of Directors, or a committee thereof, all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.

(2)	Upon: (a) designation by the Board of Directors, or a committee thereof, of one or more series of Preferred Stock to distinguish each such series from any other existing series of Preferred Stock; (b) setting by the Board of Directors, or a committee thereof, of the number of shares of Preferred Stock to be included in such series; (c) establishment by the Board of Directors, or a committee thereof, of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock; (d) due authorization by the Board of Directors, or a committee thereof, of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, or a committee thereof; (e) reservation and due authorization by the Board of Directors, or a committee thereof, of any shares of any other series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and in Paragraph 3 below, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such series of Preferred Stock and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, or a committee thereof, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable, and (f) filing by the Company with the Department of articles supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors, or a committee thereof, and a statement that such series of the Preferred Stock has been classified by the Board of

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Directors, or a committee thereof, under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary;.

(3)	Upon due authorization by the Board of Directors, or a committee thereof, of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, or a committee thereof, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, or a committee thereof, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(4)	Upon: (a) due authorization by the Board of Directors, or a committee thereof, of the execution and delivery by the Company of a warrant agreement relating to the Warrants; (b) due authorization by the Board of Directors, or a committee thereof, of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; (c) setting by the Board of Directors, or a committee thereof, of the number of Warrants to be issued; (d) designation and titling by the Board of Directors, or a committee thereof, of the Warrants; (e) establishment by the Board of Directors, or a committee thereof, of the terms, conditions and provisions of the Warrants; and (f) reservation and due authorization by the Board of Directors, or a committee thereof, of the shares of Common Stock or the shares of Preferred Stock of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraph 3 above and this Paragraph 4, at a minimum price or value of consideration to be set by the Board of Directors, or a committee thereof, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the Warrants.

     The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

     We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,